Exhibit 10.2(c)

June 1, 2015

Altis Partners (Jersey) Limited

2 Hill Street

St Helier, Jersey

Channel Islands JE2 4UA

Attention: Mr. Stephen Hedgecock

Re:	Management Agreement Renewals

Dear Mr. Hedgecock:

We are writing with respect to your management agreements concerning the commodity pools to which reference is made below (the “Management Agreements”). We are extending the term of the Management Agreements through June 30, 2016 and all other provisions of the Management Agreements will remain unchanged.

•	Global Diversified Futures Fund L.P.

•	CMF Altis Partners Master Fund L.P.

•	Institutional Futures Portfolio L.P.

•	Global Futures Fund Ltd.

•	Tactical Diversified Futures Fund L.P.

•	MSMF Custom Solutions Fund L.P.

Please acknowledge receipt of this modification by signing one copy of this letter and returning it to the attention of Mr. Patrick T. Egan at 522 Fifth Avenue – 7th Floor, New York, NY 10036 or fax to 866-428-9026. If you have any questions, I can be reached at 212-296-6808 or contact Jack Yuen at 212-296-1320.

Very truly yours,

CERES MANAGED FUTURES LLC

By:	/s/ Patrick T. Egan
Patrick T. Egan
President and Director

ALTIS PARTNERS (JERSEY) LIMITED

By:	/s/ Stephen Hedgecock

Print Name:	Stephen Hedgecock
PE/kg